Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is by and between DarkPulse, Inc., a Delaware corporation (the “Company”), and Dennis O’Leary, a resident of Arizona (the “Employee”).

RECITALS:

WHEREAS, in April 2018, the Employee was appointed as Chief Executive Officer of the Company;

WHEREAS, since the Employee’s appointment, the Employment has spent significant time and resources in service of the Company; and

WHEREAS, the Company desires to enter into the Agreement with the Employee to memorialize the terms of the Employee’s employment with the Company;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company agrees to employ the Employee, and the Employee agrees to perform services for the Company as an employee, upon the terms and conditions set forth herein.

1.	TERM; AUTOMATIC RENEWALS.

The initial term of this Agreement shall commence on April 1, 2022 (the “Effective Date”) and shall be for a period of three (3) years from the Effective Date (the “Initial Term”), unless it is terminated earlier as provided herein. Beginning on the expiration of the Initial Term, and on each anniversary thereafter, unless it is terminated earlier as provided herein or unless the Company delivers written notice to the Employee of its intention not to extend the Agreement at least sixty (60) days before the expiration of the Initial Term or any anniversary date thereafter, the term of this Agreement will automatically be extended for unlimited additional one-year terms (the Initial Term and any extension or extensions are referred to herein as the “Employment Term”). The terms of this Agreement shall be binding upon the parties hereto from the Effective Date throughout the Employment Term. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including, but not limited to Section 7 (“Confidential Information”), Section 8 (“Intellectual Property”), Section 9 (“Post-Employment Obligations”), Section 10 (“Arbitration”), and Section 11 (“General Provisions”).

2.	TITLE AND DUTIES.

The Employee shall be employed as Chief Executive Officer of the Company. The Employee shall be responsible to the Board of Directors as well as any other duties as may be assigned to him from time to time, including, but not limited to, service for any of the Company’s subsidiaries, partnership, limited liability company, joint venture, trust or other enterprise or entity controlled by the Company. The position of Chief Executive Officer is an executive position and the Employee shall have the power and authority to bind the Company.

1

3.	LOCATION.

The Employee’s place of employment shall be determined initially by the Employee, or at such other location as mutually agreed between the Company and the Employee.

4.	EXTENT OF SERVICES.

a.                  Duty to Perform Services.

The parties have set forth the Employee’s duties in Schedule A hereto (the “Services”). The Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position. The Employee agrees not to engage in any material business activities during the term of this Agreement except those that are for the benefit of the Company and its subsidiaries, and to devote not less than his full business time, attention, skill, and effort to the performance of his duties under this Agreement for the Company and any entity controlled by the Company now or during the term of this Agreement. The Employee is required to be available, during normal business hours to perform the Services. Notwithstanding the foregoing, the Employee may engage in charitable, professional, and civic activities that do not impair the performance of his duties to the Company, as the same may be changed from time to time. Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities, as described herein. The Employee agrees to adhere to the Company’s published policies and procedures, or code of conduct, as each is adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote the Company’s interest, reputation, business, and welfare.

b.                  Corporate Opportunities.

The Employee agrees that he will not take personal advantage of any the Company business opportunities that arise during his employment with the Company and that might be of benefit to the Company.

c.                  Non-Disparagement.

The Employee and the Company agree that, during the Employment Term and for one (1) year thereafter, neither shall, in any communications with the press or other media or any customer, client or supplier of the Company, or any of Company’s affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the other party or their affiliates or any of their respective senior officials. Each party knowingly and voluntarily agrees to this restriction and that the aggrieved party may strictly enforce this provision by specific performance.

d.                  Representations and Warranties.

The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, or result in breach or default under, or require the consent of, any other party under any agreement to which the Employee is a party; (ii) the Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; and (iii) the Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

2

5.	COMPENSATION AND BENEFITS.

a.                  Base Salary.

During the Employment Term, the Employee’s annual base salary shall be Three Hundred Thousand Dollars ($300,000) per year (the “Base Salary”). The Base Salary shall be payable in equal installments in accordance with standard payroll practices. In the event the Company is reasonably unable to pay the Base Salary for any pay period, that compensation owed will accrue and be paid by the Company as soon as funds are reasonably available. Any accrued and unpaid Base Salary is also convertible into equity securities of the Company at terms agreeable to the Company and the Employee.

b.                  Equity Compensation.

As an incentive to enter into the Agreement, the Company shall:

(i)       the award of one hundred (100) shares of Series A Super Voting Preferred Stock, which shall be issued and fully-vested as of the filing of the Certificate of Designation with the Delaware Secretary of State.

c.                  Other Benefits.

During the Employment Term, the Employee will be entitled to participate in any employee benefit plans hereafter maintained by the Company of general applicability to other senior management of the Company, including, without limitation, the Company’s group dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans (if any); provided, however, that the failure of the Company to establish, provide or continue such benefits shall not give rise to any claim against the Company. The amount, if any, and timing of such benefits, shall be determined by the Company in its sole discretion.

d.                  Withholding Taxes.

The Company may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

e.                  Vacation and Sick Leave.

Employee will be entitled to paid vacation of fifteen (15) days per year (adjusted pro rata for any partial year), with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto. Any unused vacation days shall be rolled over to the next year. Upon the termination or expiration of the Employee’s employment by Company under this Agreement, the Employee shall not be entitled to compensation for any accrued but unused vacation or sick leave. The Employee will also be entitled to paid sick leave of five (5) days per year (adjusted pro rata for any partial year), with any unused sick leave being forfeited at the end of each year if not fully utilized in that year.

f.                   Reimbursement of Business Expenses.

The Company shall promptly reimburse the Employee for all items designated above in this Section 5 and for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as the Company may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

3

6	TERMINATION OF EMPLOYMENT.

a.                  Termination Due to Death.

The Employee’s employment and this Agreement shall terminate immediately upon his death. If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

(i)       payment of any unpaid portion of his Base Salary through the date of such termination;

(ii)      reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)     any pension survivor benefits that may become due pursuant to any employee benefit plan or program of the Company; and

(iv)    payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Employee.

b.                  Termination Due to Disability.

If, during the Employment Term, in the opinion of the Company, the Employee, because of physical or mental illness or incapacity, shall become unable to perform substantially all of the duties and services required of him under this Agreement for a period of sixty (60) days in the aggregate during any twelve-month period, the Company may, upon at least ten (10) days’ prior written notice given at any time after the expiration of such sixty (60)-day period, notify the Employee of its intention to terminate this Agreement as of the date set forth in the notice. If the Employee’s employment is terminated due to his disability, he shall be entitled to:

(i)       payment of any unpaid portion of his Base Salary through the date of such termination;

(ii)       reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Employee.

c.                   Termination for Cause.

The Company may terminate the Employee’s employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below. If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:

(i)       payment of any unpaid portion of his Base Salary through the date of such termination;

(ii)       reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder through the date of such termination;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)       payment of any accrued but unpaid benefits and any other rights through the date of termination, excluding any severance package benefits, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Employee.

4

For purposes of this Agreement, a termination for “Cause” shall mean: (i) the final conviction of the Employee of, or the Employee’s plea of guilty or nolo contendere to, any felony or a crime involving dishonesty, fraud, or moral turpitude; (ii) the indictment of the Employee for any felony or a crime involving dishonesty, fraud, or moral turpitude which, in the reasonable good-faith judgment of the Company, has materially damaged, or could materially damage, the reputation of the Company or would materially interfere with the performance of services by the Employee; (iii) the willful commission of fraud, nonincidental misappropriation, embezzlement, or other dishonest act by the Employee against the Company; (iv) the Employee’s use of illegal drugs or alcohol on the Company’s premises, the Employee’s use of illegal drugs or alcohol having an adverse effect on the performance of the Employee’s duties hereunder, or Employee’s use of illegal drugs or alcohol which, in the reasonable good-faith judgment of the Company, has materially damaged, or could materially damage, the reputation of the Company; (v) the Employee’s willful failure, gross negligence, or gross misconduct in the performance of his duties to the Company; (vi) the Employee’s gross malfeasance in the performance of his duties hereunder; (vii) the Employee’s nonfeasance in the performance of his duties hereunder not cured within ten business days after notice of such nonfeasance; (viii) the Employee’s failure to follow a written order which is both legal and reasonable; (ix) disloyalty by the Employee, including, without limitation, aiding a competitor; or (x) the Employee’s breach of this Agreement or Company’s published policies, rules, or procedures not cured within ten business days after notice of such breach.

If the Company exercises its right to terminate the Employee for Cause, the Company shall: (1) give the Employee written notice of termination at least ten (10) business days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Employee a copy of a resolution duly adopted by the Company, after reasonable notice to the Employee and an opportunity for the Employee to be heard by the Company, finding that the Employee has engaged in such conduct.

d.                  Termination Without Cause or Constructive Termination Without Cause.

The Company may terminate the Employee’s employment at any time without Cause, provided that it gives written notice of termination at least sixty (60) days before the date of such termination. If the Employee’s employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from the Company the following:

(i)       payment of the Base Salary at the time of termination for the balance of the unexpired Employment Term;

(ii)       reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)       the right to elect continuation coverage of insurance benefits to the extent required by law;

(v)       payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Employee; and

(vi)       payment of amounts equal to any premiums for health insurance continuation coverage under any the Company health plans that is elected by the Employee or his beneficiaries pursuant to Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Employee is not eligible for coverage under a health plan of another Company (whether or not he elects to receive coverage under that plan).

For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee’s prior written consent, of one or more of the following events not on account of Cause:

(1)	a material reduction in the Employee’s then current Base Salary;

(2)	a material diminution in the Employee’s authority, duties, or responsibilities;

(3)	a material diminution in the budget over which the Employee retains authority;

(4)	a material change by the Company in the geographic location at which the Employee must perform the services hereunder; or

(5)	Any other action or inaction which constitutes a material breach by the Company of this Agreement.

In the event the Employee is terminated without Cause or there is a constructive termination without Cause, the Employee shall provide the Company with written notice within ninety (90) days of the event and the Company shall have thirty (30) days to cure the default.

5

e.                  Voluntary Termination.

If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

(i)       payment of any unpaid portion of his Base Salary through the effective date of such termination;

(ii)       reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)       the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)       payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Company, this Agreement, or any other agreement between the Company and the Employee.

A voluntary termination under this paragraph shall be effective upon thirty (30) days’ prior written notice to the Company unless the parties mutually agree to extend the effective date.

7.	CONFIDENTIAL Information.

a.                  Confidentiality. The Employee acknowledges that during his Employment Term, Employee will have access to certain proprietary and confidential information of the Company, any of the Company’s subsidiaries, and its clients. As a consequence, during the Employment Term and thereafter, Employee shall hold in strictest confidence, and shall not use, except for the benefit of the Company, or disclose to any person, firm or corporation without written authorization of the Company, any Confidential Information of the Company, its parent or any subsidiary, except under a non-disclosure agreement duly authorized and executed by the Company. For purposes of this Agreement, “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information; provided that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. In order to further protect Confidential Information, before leaving employ of the Company, the Employee agrees to participate in an exit interview with Company management to confirm post-employment obligations under this Agreement.

b.                  Former Company Information. During the Employment Term, the Employee shall not improperly use or disclose any proprietary information or trade secrets of any former or concurrent Company or other person or entity and shall not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such Company, person or entity unless consented to in writing by such Company, person or entity.

c.                  Third Party Information. The Employee recognizes that the Company has received and, in the future, will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee shall hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such third party.

6

d.                  Enforcement. The Employee agrees that the restrictions set forth in this Section 7 are reasonable and necessary to protect the goodwill of the Company. If any of the covenants set forth herein are deemed to be invalid or unenforceable based upon the duration or otherwise, the parties contemplate that such provisions shall be modified to make them enforceable to the fullest extent permitted by law. In the event of a breach or threatened breach by the Employee of the provisions set forth in this paragraph, the Employee acknowledges that the Company will be irreparably harmed and that monetary damages shall be an insufficient remedy to the Company. Therefore, the Employee consents to enforcement of this paragraph by means of temporary or permanent injunction and other appropriate equitable relief in any competent court, in addition to any other remedies the Company may have under this Agreement or otherwise.

8.	INTELLECTUAL PROPERTY.

The Company has hired the Employee to work full-time so that anything the Employee produces during the Employment Term is the property of the Company. Any writing, invention, design, system, process, development or discovery conceived, developed, created or made by the Employee, alone or with others, during the period of his employment hereunder and applicable to the business of the Company, whether or not patentable, registrable, or copyrightable shall become the sole and exclusive property of the Company. The Employee shall disclose the same promptly and completely to the Company and shall, during the period of his employment hereunder and at any time and from time to time hereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing such applications for and procuring patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding, in order to obtain, maintain and protect the Company’s right therein and thereto.

9.	POST-EMPLOYMENT OBLIGATIONS.

a.                  Company Property. All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company’s business which the Employee shall prepare or receive from the Company shall remain the Company’s sole and exclusive property. Upon termination of this Agreement, the Employee shall promptly return to the Company all property of the Company in his possession. The Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. The Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

b.                  Cooperation. The Employee agrees that both during and after his employment he shall, at the request of the Company, render all assistance and perform all lawful acts that the Company considers necessary or advisable in connection with any litigation involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Company.

c.                  Notification of New Company. In the event that the Employee leaves the employ of the Company, or becomes employed by another company, the Company shall have the right to notify the other company about the Employee’s rights and obligations under this Agreement.

7

10.	ARBITRATION.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial or other Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of arbitration shall be in Houston, Texas. The arbitrators are to interpret all controversies and claims arising under or relating to this Agreement in accordance with the laws of the State of Texas, without regard to its choice of law principles. In rendering an award, the arbitrator is to determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Texas. Within fifteen (15) days after the commencement of arbitration, each party shall select one (1) person to act as arbitrator and the two (2) selected shall select a third arbitrator within ten (10) days of their appointment. The arbitrators will be selected from a panel of persons having experience with and knowledge of the subject matter of the Agreement, and at least one (1) of the arbitrators selected will be an attorney or a retired judge. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees. The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement setting forth the reasons for the disposition of any claim. Within thirty (30) days of receipt of any award (which shall not be binding if an appeal is taken), any party may notify the AAA of an intention to appeal to a second arbitral tribunal, constituted in the same manner as the initial tribunal. The appeal tribunal shall be entitled to adopt the initial award as its own, modify the initial award or substitute its own award for the initial award. The appeal tribunal shall not modify or replace the initial award for clear errors of law or because of clear and convincing factual errors. The award of the appeal tribunal shall be final and binding, and judgment may be entered by a court having jurisdiction thereof.

11.	General Provisions.

a.                  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three (3) business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to the Company at:	DarkPulse, Inc.
815 Walker Street
Suite 1155
Houston, Texas 77002
Attention: Carl Eckel
Email: ceckel@darkpulse.com

With a copy (which will not constitute notice) to:	Brian Higley
Business Legal Advisors, LLC
14888 Auburn Sky Drive
Draper, UT 84020
Email Address: brian@businesslegaladvisor.com

If to the Employee at:	Dennis O’Leary
25 Broadstreet New York City, New York 10004
Email: dennismoleary@gmail.com

8

b.                  Assignability and Binding Nature. No rights or obligations may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations, and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. Notwithstanding any such assignment, the Company shall not be relieved from liability under this Agreement. The obligations of the Employee are personal and no rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

c.                  Amendment. This agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

d.                  Exhibits and Schedules. Each of the exhibits and schedules referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

e.                  Pronouns. Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

f.                   Captions. The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

g.                  Time. All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Any reference herein to business days shall mean any day other than Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or required by law to remain closed. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

h.                  Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

i.                   Severability. In case any provision hereof shall be held by a court or arbitrator with jurisdiction over the Company or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Company and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

j.                   Attorney Fees. The prevailing party in any action to enforce this Agreement shall be entitled to reasonable costs and attorneys’ fees.

k.                 Waiver. No delays or omission by the Company or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

l.                   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

m.                 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

n.                  Construction. This Agreement shall be construed as though all parties had drafted it.

o.                  Governing Law and Venue. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Texas (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Texas and in no other place.

p.                  Non-Exclusivity of Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision.

[Signature Pages Follow]

9

SIGNATURE PAGE

DarkPulse, Inc.

Date: June 22, 2022	By: /s/ Carl Eckel
Carl Eckel, Director

Employee

Date: June 22, 2022	By: /s/ Dennis O’Leary
Dennis O’Leary, an individual

10

SCHEDULE A

EMPLOYEE DUTIES

During the Employment Term, in addition to complying with and enforcing all policies and procedures adopted from time-to-time by the Company, the Employee shall perform the following duties:

•

the duties of Chief Executive Officer as set forth in the Company’s Bylaws, and such other duties as may be modified from time to time by the

Board provided that such duties are consistent with the Employee’s present duties and with the Employee’s position.

11